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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Darwin Professional Underwriters, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Historical Consolidated Financial Data," "Selected Historical Consolidated Financial Data," and "Experts" in the prospectus.


/s/ KPMG LLP

Hartford, Connecticut
May 5, 2006